UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14 of
the Securities Exchange Act of 1934

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☐ Preliminary Information Statement

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☒ Definitive Information Statement

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STRATUS MEDIA GROUP, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Information Statement, if other than the Registrant)

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NOTICE OF ACTION TO BE TAKEN WITHOUT A MEETING

February 11, 2014

Dear Stockholders:

The purpose of this letter and the enclosed Information Statement is to inform you that stockholders holding a majority of the voting power of the common stock of Stratus Media Group, Inc. (the “Company”) have executed a written consent in lieu of a meeting to approve an amendment to our articles of incorporation to change the name of the Company to RestorGenex Corporation.

Our board of directors has authorized the amendment and stockholders holding a majority of the voting power of our common stock have executed a written consent approving the amendment. The consent we have received constitutes the only stockholder approval required under Nevada corporate law and our articles of incorporation and bylaws, as presently in effect. Pursuant to Rule 14c-2 of the Securities Exchange Act of 1934, as amended, this amendment will not become effective until at least 20 days after the accompanying information statement has been distributed to the stockholders of the Company.

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

Because the written consent of holders of a majority of the voting power of our common stock approving the amendment satisfies all applicable stockholder voting requirements, we are not asking you for a Proxy; please do not send us one. We are furnishing this Information Statement to you solely to inform you of the approval of the amendment by the holders of the voting power of our common stock. No action is required by you.

The Information Statement is for information purposes only — Please read it carefully.

February 11, 2014	By Order of the board of directors, /s/ JEROLD RUBINSTEIN Jerold Rubinstein Chief Executive Officer

STRATUS MEDIA GROUP, INC.
1800 Century Park East, 6th Floor
Los Angeles, California 90067

INFORMATION STATEMENT
February 11, 2014

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

General Information

This Information Statement is expected to be mailed on or about February 13, 2014, to the stockholders of record of Stratus Media Group, Inc. (the “Company”), at the close of business on January 6, 2014 (the “Record Date”). This Information Statement is being sent to you for information purposes only. No action is requested or required on your part.

This Information Statement is being furnished to you to inform you that holders of shares representing a majority of the voting power of shares of our securities have adopted, by written consent, resolutions authorizing us to take the following action (the “Proposal”):

Name Change. To approve and adopt an amendment to the Company’s Articles of Incorporation to approve a change of name of the Company to RestorGenex Corporation.

We will bear the expenses relating to this Information Statement, including expenses in connection with preparing and mailing this Information Statement and all documents that now accompany or may in the future supplement it. We have asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of our common stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

Only one Information Statement is being delivered to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders. We will undertake to deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make a written or oral request by sending a written notification to our principal executive offices stating your name, your shared address, and the address to which we should direct the additional copy of this Information Statement or by calling our principal executive offices at 310.526.8700. If multiple stockholders sharing an address have received one copy of this Information Statement and would prefer us to mail each stockholder a separate copy of future mailings, you may send notification to or call our principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement and would prefer us to mail one copy of future mailings to stockholders at the shared address, notification of that request may also be made by mail or telephone call to our principal executive offices.

Forward Looking Statements

This Information Statement and other reports that we file with the SEC contain forward-looking statements about our business containing the words “believes,” “anticipates,” “expects” and words of similar import. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results or performance to be materially different from the results or performance anticipated or implied by such forward-looking statements. Given these uncertainties, stockholders are cautioned not to place undue reliance on forward-looking statements. Except as specified in SEC regulations, we have no duty to publicly release information that updates the forward-looking statements contained in this Information Statement.

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IMPORTANT NOTICE REGARDING THE AVAILABILITY OF THE INFORMATION

STATEMENT: THIS INFORMATION STATEMENT WILL BE AVAILABLE ON THE

COMPANY’S WEB SITE AT WWW.STRATUSMEDIAGROUP.COM

DISSENTERS’ RIGHT OF APPRAISAL

Under Nevada law and our articles of incorporation and bylaws, no stockholder has any right to dissent to the Proposal, and no stockholder is entitled to appraisal of or payment for their shares of our stock.

OUTSTANDING SHARES AND VOTING RIGHTS

As of the Record Date, our authorized capitalization consisted of 1,000,000,000 shares of common stock (the “Common Stock”), of which 552,715,425 shares were issued and outstanding and 5,000,000 shares of Preferred Stock of which no shares are outstanding.

Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders.

CONSENTING STOCKHOLDERS

The approval of the Proposal requires the consent of the holders of a majority of the voting power of the Common Stock entitled to vote. Section 78.320 of the Nevada Revised Statutes generally provides that any action required to be taken at any annual or special meeting of stockholders of a corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

In order to eliminate the costs and management time involved in soliciting and obtaining proxies to approve the Proposal and in order to effectuate the Proposal as early as possible in order to accomplish the purposes of the Company as hereafter described, the Board of Directors of the Company voted to utilize, and did in fact obtain, the written consent of the holders of a majority of the voting power of the Company. Approval of the Proposal was obtained as of December 31, 2013 by written consent of the holders of shares representing a majority of the voting power.

No consideration was paid for the consent of any consenting stockholder.

INTERESTS OF CERTAIN PERSONS IN THE PROPOSAL

No director, executive officer, associate of any director or executive officer, or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the Proposal which is not shared by all other holders of the Company’s Common Stock. See “Stockholdings of Certain Beneficial Owners, Directors and Management.”

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock summarizes the material terms and provisions of the indicated securities. For the complete terms of our Common Stock please refer to our articles of incorporation, and bylaws that we have filed with the SEC.

We are authorized to issue 1,000,000,000 shares of Common Stock, $0.001 par value per share, and 5,000,000 shares of Preferred Stock.

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Common Stock

Voting. Each holder of Common Stock shall have one vote in respect of each share of stock held of record on the books of the corporation for the election of directors and on all matters submitted to a vote of our stockholders.

Dividends. The holders of shares of Common Stock shall be entitled to receive, when and if declared by the board of directors, out of our assets which are by law available for dividends, dividends payable in cash, property or shares of capital stock.

Dissolution, Liquidation or Winding Up. In the event of any dissolution, liquidation or winding up of our affairs, holders of Common Stock shall be entitled, unless otherwise provided by law or our articles of incorporation, including any certificate of designations for a series of preferred stock, to receive all of our remaining assets of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively.

Other Rights and Restrictions. Holders of our Common Stock do not have preemptive rights, and they have no right to convert their Common Stock into any other securities. Our Common Stock is not subject to redemption by us. The rights, preferences and privileges of common stockholders are subject to the rights of the stockholders of any series of preferred stock that are issued and outstanding or that we may issue in the future.

Preferred Stock

The preferred stock may be issued in one or more series and our Board of Directors, without further approval from our stockholders, is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights, liquidation preferences and other rights and restrictions relating to any series. Issuances of preferred stock, while providing flexibility in connection with possible financings, acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of our common stock.

APPROVAL OF NAME CHANGE

Background

The Company has historically been engaged in the sports and entertainment business including mixed martial arts (“MMA”) through its Pro Elite, Inc. (“Pro Elite”) subsidiary. As a result of, among other factors, a lack of working capital, the Company suspended development of its businesses other than Pro Elite as of December 31, 2012 and suspended development of its MMA business effective June 30, 2013. The Company’s Board authorized management to pursue acquisition opportunities in the life sciences area in view of the experience and expertise in that area of its largest stockholders, Sol. J. Barer and Isaac Blech.

On September 30, 2013, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Canterbury Acquisition LLC, a wholly owned subsidiary of the Company (“Canterbury Merger Sub”), Hygeia Acquisition, Inc., a wholly owned subsidiary of the Company (“Hygeia Merger Sub”), Canterbury Laboratories, LLC (“Canterbury”), Hygeia Therapeutics, Inc. (“Hygeia”) and Yael Schwartz, Ph.D., as Holder Representative, pursuant to which the Company agreed to acquire all of the capital stock of Canterbury and Hygeia (the “Mergers”) with Canterbury and Hygeia becoming wholly owned subsidiaries of the Company. The Mergers were completed on November 18, 2013. Canterbury is engaged in the premium cosmeceutical business. Cosmeceuticals are sometimes described as cosmetic products with “drug-like benefits”. Generally, cosmeceuticals are products sold over-the-counter, without the regulatory requirement of FDA approval. Hygeia is engaged in the prescription dermatology and prescription women’s health business. As of the date of this Information Statement, the business of Canterbury and Hygeia represent the sole business operations of the Company. The Company also intends to acquire other companies with a similar line of business.

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As a result of the foregoing, the Company’s board of directors and stockholders representing 51.44% of the Company’s voting power have approved the change of the Company’s name to RestorGenex Corporation to more accurately reflect the business of the Company.

Name Change

The Amendment will change our name to “RestorGenex Corporation.” The voting and other rights that accompany our securities will not be affected by the change in our name. Our ticker (trading) symbol, which is currently “SMDI” and the CUSIP number of our stock will both change as a result of the name change. After the name change, stockholders will be permitted to, but need not, exchange their certificates to reflect the change in corporate name. However, the existing certificate will continue to represent shares of our Common Stock as if the corporate name had not changed. Our transfer agent will issue stock certificates with the new company name as stock certificates are sent in upon transfers of shares by existing stockholders. The transfer agent for the common stock is Stalt, Inc., located at 671 Oak Grove Avenue, Suite D, Menlo Park, California 94025.

STOCKHOLDINGS OF CERTAIN
BENEFICIAL OWNERS, DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth, as of January 6, 2014, the number and percentage of shares of Common Stock beneficially owned, directly or indirectly, taking into account the consummation of the Mergers, by each of our directors, and executive officers, beneficial owners known by the Company of more than five percent of the outstanding shares of our Common Stock and by our directors and executive officers as a group. Beneficial ownership is determined in accordance with the Rule 13d-3(a) of the Securities Exchange Act of 1934, as amended, and does not necessarily indicate ownership for any other purpose, and generally includes voting or investment power with respect to the shares and shares which such person has the right to acquire within 60 days of January 6, 2014.

Beneficial Owner (a)	Amount and Nature of Beneficial Ownership (b)		Percent of Class(c)
5% Stockholders:
River Charitable Remainder Unitrust, West Charitable Remainder Unitrust, Liberty Charitable Remainder Trust, Isaac Blech, Vice Chairman of the Board	173,095,238	(d)	31.33%
Sol J. Barer, Chairman of the Board	45,833,333	(e)	8.3%
Other Directors and Executive Officers:
Jerold Rubinstein, Chief Executive Officer	27,975,000	(f)	4.8%
Yael Schwartz, President of our Canterbury and Hygeia subsidiaries, director	2,397,673	--	–
Craig Abolin, Vice President of Research and Development of Canterbury and Hygeia	2,283,720	--	–
Nelson Stacks, Director	–	--	–
John Moynahan, Chief Financial Officer	1,860,000	(g)	–
Timothy Boris, General Counsel	6,300,000	(h)	1.0%

All Current Directors and Executive Officers as a Group (8 Persons)	259,744,964		44.18

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(a)	The address for each Beneficial Owner is c/o Stratus Media Group, Inc., 1800 Century Park East, 6th Floor, Los Angeles, CA 90067
(b)	The persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to applicable community property laws.
(c)	Based on 552,715,425 shares deemed outstanding as of January 6, 2014.
(d)	This amount consists of (i) 71,428,571 shares of Common Stock held by Liberty Charitable Remainder Unitrust; (ii) 71,428,571 shares of Common Stock held by West Charitable Remainder Unitrust; (iii) 11,904,762 shares of Common Stock held by River Charitable Remainder Unitrust; and (iv) 18,333,334 shares of Common Stock held by Isaac Blech. Mr. Blech is the sole trustee of each of the Trusts and has the sole voting and dispositive power of each of the Trusts. Mr. Blech disclaims beneficial ownership of the Common Stock owned by each of the Trusts except to the extent of his pecuniary interest therein. This amount does not include 11,904,762 shares held by Miriam Wimpfheimer Blech, Mr. Blech’s wife. Mr. Blech disclaims beneficial ownership of the shares owned by Ms. Blech and Ms. Blech disclaims beneficial ownership of the shares owned by Mr. Blech and the Trusts.
(e)	Does not include a presently indeterminable amount of shares which may be issued pursuant to a Secured Convertible Promissory Note issued to Dr. Barer.
(f)	Includes 675,000 vested shares of a restricted stock grant related to board service; 2,300,000 vested shares of a stock option granted in connection with employment, and 25,000,000 shares of a stock option grant on March 27, 2013 that vested immediately upon issuance.
(g)	Consists of 1,560,000 vested options and restricted stock of 300,000 granted in connection with an employment agreement.
(h)	Includes 200,000 vested options related to an employment agreement, 100,000 vested options made August 20, 2012 and 6,000,000 shares of a stock option grant on March 27, 2013 that vested immediately upon issuance.

PROPOSALS BY SECURITY HOLDERS

As of the date of this Information Statement, no proposals have been received by the Company.

ADDITIONAL INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, we file periodic reports, documents and other information with the SEC relating to our business, financial statements and other matters. Such reports and other information may be inspected and are available for copying at the offices of the SEC, 100 F Street, N.E., Washington, D.C. 20549 or may be accessed at www.sec.gov. Information regarding the operation of the public reference rooms may be obtained by calling the SEC at 1-800-SEC-0330.

We will provide, upon request and without charge, to each stockholder receiving this Information Statement a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and a copy of our Quarterly Report on Form 10-Q for the three months ended September 30, 2013, including the financial statements, as filed with the SEC. You are encouraged to review the Annual Report, the Quarterly Report and any subsequent information we filed or will file with the SEC and other publicly available information.

February 11, 2014	By Order of the board of directors, /s/ JEROLD RUBINSTEIN Jerold Rubinstein Chief Executive Officer

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